Exhibit 107.1

Calculation of Filing Fee Tables

Form SF-3
(Form Type)

Golden Credit Card Limited Partnership
(Depositor)
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities	Credit Card Receivables Backed Notes	457(s)(a)	(a)	100%	(a)	(a)	(a)	—	—	—	—
Fees to Be Paid	Asset Backed Securities	Series Ownership Interests(b)	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due

(a)	An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933, as amended, until after the registrant offers and sells all carry forward securities.

(b)	This Registration Statement and the prospectus included herein also relate to Series Ownership Interests, which are pledged as security for the Credit Card Receivables Backed Notes, and which, pursuant to Commission regulations, are deemed to constitute part of any distribution of the related Credit Card Receivables Backed Notes. No additional consideration will be paid by the purchasers of the Credit Card Receivables Backed Notes for the related Series Ownership Interest and, pursuant to Rule 457(t) under the Securities Act, no separate registration fee for the Series Ownership Interests are required to be paid.

Table 2: Fee Offset Claims and Sources†

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

†	Table 2 is not applicable to this Registration Statement.

Table 3: Combined Prospectuses††

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Fee Offset Claims

††	Table 3 is not applicable to this Registration Statement.